CERTIFICATION OF PERIODIC FINANCIAL REPORT

Exhibit 13.1

CERTIFICATION

     In connection with this amendment to the Annual Report of KLM Royal Dutch Airlines (the “Company”) on Form 20-F/A for the period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Leo M. van Wijk, the President and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C., section 1350, that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly represents, in all material respects, the financial condition and result of the operations of the Company.

Dated January 9, 2004

/s/ LEO M. VAN WIJK L.M. van Wijk
President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to 18 U.S.C §1350 and is not being filed as part of the Report or as a separate disclosure document.

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